UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2004

SEABULK INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28732	65-0966399
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 ELLER DRIVE, P.O. BOX 13038, FT. LAUDERDALE, Florida		33316
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 523 2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Registrant today announced that it has signed contracts with Labroy Shipbuilding and Engineering Pte Ltd. of Singapore for the construction of four 7,000 horsepower anchor handling tug supply vessels for its international offshore fleet. The total cost of the four vessel package is approximately $44 million, with delivery of the vessels scheduled for 2006. The contracts provide an option for the Registrant to build four additional vessels at the same price and with similar terms. The vessels will be deployed in West Africa and the Far East.

Registrant will provide copies of the contracts in a subsequent report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information in Item 1.01 is incorporated herein by reference.

A copy of the press release announcing execution of the contracts is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information, including Exhibit 99.1 attached, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, except if the Registrant specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX

EX. 99.1: Copy of Registrant's press release dated October 29, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

October 29, 2004	By:	ALAN R. TWAITS

Name: ALAN R. TWAITS
Title: SENIOR VICE PRESIDENT

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Exhibit Index

Exhibit No.	Description

99.1	Press Release